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                                                                  EXHIBIT (3)(B)

                                    BY-LAWS
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY


                                   ARTICLE I

                                    OFFICES

         Section 1.       The name of the Corporation shall be:

                          ANCHOR NATIONAL LIFE INSURANCE COMPANY
                          as amended 12/5/66

         Section 2. The principal office shall be located in Los Angeles, California.

         Section 3. The Corporation may also have offices at such other places both within and without the State of California as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Annual meetings of Shareholders may be held within or without the State of California at such place as may be fixed from time to time by the Board of Directors and as shall be stated in the Notice of the meeting or as stated in a duly executed Waiver of Notice thereof.

         Special meetings of Shareholders may be held within or without the State of California at such times and at such places as shall be stated in the Notice of meeting or as stated in a duly executed Waiver of Notice thereof.

         Section 2. An annual meeting of shareholders, commencing with the year 1973, shall be held on the Third Thursday of March of each year, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly come before the meeting.

         Section 3. Written Notice of the annual meeting shall be given to each Shareholder entitled to vote thereat not less than ten (10) days before the date of the meeting.

         Section 4. Special meetings of the Shareholders for any purpose or purposes may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of Shareholders owning two-fifths (2/5ths) of all of the outstanding shares of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the Notice or in the Waiver thereof.

         Section 5. Written Notice of a special meeting of Shareholders, stating the time, place and purpose thereof, shall be given to each Shareholder entitled to vote thereat, at least ten (10) days before the date fixed for the meeting.

         Section 6. The holders of a majority of the outstanding shares, represented in person or by proxy, shall constitute a quorum at al meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without Notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or
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represented, any business may be transacted which might have been transaction at the meeting as originally notified.

         Section 7. If a quorum is present, the affirmative votes of a majority of the shares represented at the meeting and entitled to vote shall be the act of the Shareholders unless the vote of a greater number of shares is required by law or the Articles of Incorporation.

         October 28, 1965, Amendment:

         Section 8. Each outstanding share of stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of the Shareholders. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy or fixed by statute.

         In all elections for Directors, every holder of stock entitled to vote shall have the right to vote, in person or by proxy, the number of shares entitled to vote owned by him, for as many persons as there are Directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of Directors multiplied by the number of his shares entitled to vote shall equal, or to distribute them on the same principle among as many candidates as he shall think fit.

                                  ARTICLE III

                                   DIRECTORS

         Section 1. The number of Directors shall be ten (10). Directors need not be residents of the State of California or Shareholders of the corporation. The Directors shall be elected at the Annual Meeting of Shareholders, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. (As amended 3/17/95.)

         Section 2. Vacancies and newly created directorships resulting from any increase from the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

         Section 3. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the Shareholders.

         Section 4. The Directors may keep the books of the Corporation, except such as are required by law to be kept within the State outside of the State of California, at such place or places as they may from time to time determine.
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. Meetings of the Board of Directors, regular or special, may be held either within or without the State of California.

         Section 6. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the Shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors or order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be specified in a notice for special meetings of the Board of Directors or fixed by the consent in writing of all the Directors.

         Section 6(a). The Executive Vice President, or if there be more than one, the Executive Vice President in the order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and, in the absence of disability of both the Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman of the Board; and shall
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perform such other duties and exercise such other powers as the Board of
Directors shall prescribe. In the event of the temporary absence or temporary disability of either the President or the Chairman of the Board, the Chairman or acting Chairman, in the absence of an order previously determined by the Board of Directors, shall set the order or succession subject to further action by the Board of Directors.

         Section 7. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

         Section 8. Special meeting of the Board of Directors shall be held on two (2) days notice to each Director, either by mail or by telegram. Special meetings may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary on the written request of two (2) Directors.

         Section 9. Attendance of a Director at any meeting shall constitute a Waiver of Notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

         Section 10. A majority of the Directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                            COMMITTEES OF DIRECTORS

         Section 11(a). The Board of Directors, may appoint from among its members, by resolution adopted by a majority of the whole Board, an executive committee which shall consist of three (3) or more Directors. The executive committee shall have and exercise all of the rights and powers of the Board of Directors during the intervals between meetings of the Board of Directors. Meetings of the executive committee shall be held on two (2) days' notice to each of the members, any two of whom shall constitute a quorum for the transaction of business. Any vacancy on the executive committee shall be filled by the Board of Directors at any regular or special meeting.

         Section 11(b). The Board of Directors, by resolution adopt by a majority of the whole board, may designate and elect one or more committees in addition to the executive committee, each such committee to consist of two or more Directors of the Corporation. The additional committees shall have and exercise such of the rights and powers of the Board of Directors and shall transact business in such manner as shall be specified in the resolutions providing for their creation. Vacancies in the membership of any such committee shall be filled by the Board of Directors at any regular or special meeting.

                           COMPENSATION OF DIRECTORS

         Section 12. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise.

                                   ARTICLE IV

                                    NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any Director or Shareholder, it shall not be construed to mean
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personal notice, but such notice may be given, in writing, by mail, addressed to such Director or Shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

         Section 2. Whenever any Notice whatever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these By-Laws, a Waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such Notice.

                                   ARTICLE V

                                    OFFICERS

         December 23, 1968, Amendment:

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary, a Treasurer and one or more Vice Presidents any one or more of whom may be designated Executive Vice President. None of the officers, except the Chairman of the Board, need be a director. Two or more offices may be held by the same person, except the offices of President and Secretary.

         Section 2. The Board of Directors may appoint such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 3. The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

         Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 5(a). The Chairman of the Board shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and the Directors, and of the executive committee if there be one, shall have general and active management of the business of the Corporation, and shall see to it that all orders and resolutions of the Board of Directors are carried into effect. He shall have authority to execute insurance policies, bonds, mortgages and other instruments requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed or executed or where the signing and execution thereof shall be exclusively delegated by the Board of Directors to some other officer or agent of the Corporation.

                                 THE PRESIDENT

         Section 5(b). The President shall be the executive officer of the Corporation next in authority to the Chairman of the Board. In the absence or disability of the Chairman, he shall preside at all meetings of the stockholders and the Directors, and of the executive committee if there be one, and shall exercise all other functions of the Chairman of the Board; and he shall perform such other duties and exercise such other powers as the Board of Directors shall prescribe.

                        THE EXECUTIVE VICE-PRESIDENT AND

         Section 6(a). The Executive Vice President, or if there be more than one, the Executive Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and, in the absence or disability of both the Chairman of the Board and the President, perform the
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duties and exercise the powers of the Chairman of the Board; and shall perform such other duties and exercise such other powers as the Board of Directors shall prescribe. In the event of the temporary absence or temporary disability of either the President or the Chairman of the Board, the Chairman or acting Chairman, in the absence of an order previously determined by the Board of Directors, shall set the order of succession subject to further action of the Board of Directors. (As amended March 24, 1983.)

         Section 6(b). The Vice-President, or if there be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the executive Vice-President perform the duties and exercise the powers of the executive Vice-President and shall perform, such other duties and exercise such other powers as the Board of Directors shall prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

         Section 7. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and records all the proceedings of the meetings of the Shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest thereto by his signature.

         Section 8. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                     THE TREASURER AND ASSISTANT TREASURERS

         Section 9. Except as otherwise prescribed by law or by the Board of Directors, the Treasurer shall have the custody of the corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by or in the manner prescribed by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Chairman of the Board or the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 10. The Assistant Treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                            CERTIFICATES FOR SHARES

         Section 1. The shares of the Corporation shall be represented by the Certificates signed by the Chairman of the Board, the President, the executive Vice-President, or any other Vice-President, and by the Secretary or an assistant secretary, or the Treasurer or an assistant treasurer of the Corporation, and may be sealed with the seal of the Corporation or a
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facsimile thereof.

         Section 2. The signature of any officer or officers upon a Certificate may be facsimiles if the Certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself, or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such Certificate shall have ceased to be such officer before such Certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer of the Corporation at the date of its issue.

                               LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new Certificate to be issued in place of any Certificate theretofore issued by the Corporation alleged to have been lost, mutilated or destroyed. When authorizing such issue of a new Certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such Certificate alleged to have been lost, mutilated or destroyed.

                               TRANSFER OF SHARES

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a Certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, authenticated in such manner as the officers authorized to sign Certificates or the transfer agent may require, a new Certificate shall be issued to the person entitled thereto, and the old Certificate canceled and the transaction recorded upon the books of the Corporation.

                     CLOSING OF TRANSFER BOOKS; RECORD DATE

         Section 5. For the purpose of determining Shareholders entitled to notice or to vote at any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forth (40) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten
(10) days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than forty (40) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed, the record date for the determination of Shareholders entitled to notice of or to vote at a meeting, or to receive payment of a dividend, shall be the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be.

                            REGISTERED SHAREHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of California.

                                  ARTICLE VII

                               GENERAL PROVISIONS

                                   DIVIDENDS

         Section 1.       Subject to the provisions of the Articles of
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Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in their discretion.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers, or such other person or persons as may from time to time be designated by or in the manner prescribed by the Board of Directors.

                                  FISCAL YEAR

         Section 4. The fiscal year of the Corporation shall commence on January 1st and end on December 31st.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words, "Corporate Seal, California". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. These By-Laws may be altered, amended or repealed by the Shareholders or by the Board of Directors at any regular or special meeting if Notice of such alteration, amendment or repeal be contained in the Notice of such meeting, and provided further that the wishes of the Shareholders shall prevail in the event of any conflict.

KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned, being all of the persons appointed in the Articles of Incorporation to act as the first Board of Directors of SIERRA-NEVADA LIFE INSURANCE COMPANY, hereby assent to the foregoing By-Laws, and adopt the same as the By-Laws of said Corporation.

         IN WITNESS WHEREOF, we have hereunto set our hands this 16th day of April, 1965.

/s/ RICHARD D. BARGER
-----------------------------------        )
         Richard D. Barger                 )
                                           )
/s/ ALFRED B. DOUTRE                       )
-----------------------------------        )
         Alfred B. Doutre                  )
                                           )
/s/ AGNES JOHNSON                          )       DIRECTORS
-----------------------------------        )
         Agnes Johnson                     )
                                           )
/s/HAUN CHAMBERLAIN                        )
-----------------------------------        )
         Haun Chamberlain                  )
                                           )
/s/ GERRIE RUE                             )
-----------------------------------        )
         Gerrie Rue

THIS IS TO CERTIFY:
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         That I am the duly elected, qualified and acting Secretary of
SIERRA-NEVADA LIFE INSURANCE COMPANY, and that the above and foregoing By-Laws were adopted as the By-Laws of said Corporation on the 16th day of April, 1965, by the persons appointed in the Articles of Incorporation to act as the first Directors of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of April, 1965.

                                                      /S/ [unreadable]
                                                      ------------------------
                                                              Secretary